UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012 (March 30, 2012)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Private Placement Offering

In 2011, OptimumBank Holdings, Inc. (the “Company”) undertook a common stock offering in a private placement to individual accredited investors of 37,500,000 shares of common stock, $.01 par value (the “Common Stock”) , at a price of $.40 per share (the “Private Offering”). The shares were offered on behalf of the Company by its officers and directors, none of whom received any compensation in connection with the offering of the shares. During the fourth quarter of 2011, the Company sold a total of approximately 21.6 million shares in the Private Offering. The Company received net proceeds of approximately $8.6 million. These sales were previously disclosed in the Company’s Current Report on Form 8-K filed on October 31, 2011 (the “Current Report”) and the Company’s Annual Report on Form 10-K filed on March 30, 2012.

The Company extended the Private Offering through April 2, 2012. On March 30, 2012, the Company closed the sale of an additional 4,072,000 shares in the Private Offering, and received $1,629,000 in net proceeds. On April 2, 2012, the Company closed the sale of an additional 62,500 shares. Approximately 988,000 shares were sold to five earlier investors in the Private Offering, including 500,000 shares to a Company director. The Company also sold 3,147,000 additional shares to 14 accredited investors who had been provided with the Private Offering materials prior to the initial closing of the Private Offering in October 2011, but who had not previously invested. Approximately $1.4 million of the net proceeds of the Private Offering was invested in OptimumBank as additional capital. The shares sold in the Private Placement were not registered under the Securities Act of 1933 (the “Securities Act”), in reliance on the exemption provided by Rule 506 of Regulation D promulgated thereunder.

Each investor in the Private Offering was granted registration rights under the terms of a registration rights agreement (the “Investor Registration Rights Agreement”). A description of the Investor Registration Rights Agreement is contained in the Current Report and is incorporated herein by reference.

Non-Employee Director Share Issuances

On March 30, 2012, the Company issued an aggregate of 3,789 shares of Common Stock to the Company’s non-employee directors under the Company’s 2011 Equity Incentive Plan and the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”) for attendance fees at Company board meetings during the first quarter of 2012. Under the Director Compensation Plan, which became effective on January 1, 2012, fees for attendance at board and committee meetings are payable 75% in shares of Common Stock and 25% in cash on a quarterly basis. The shares were issued at the price of $3.52, the fair market value of the shares on the date of issuance. The issuance of the shares was exempt from registration pursuant to Section 4(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2012	By:	/s/ Richard L. Browdy
Richard L. Browdy
President and Chief Financial Officer